PURCHASE AND SALE AGREEMENT

THIS **PURCHASE AND SALE AGREEMENT** (the "**Agreement**") is made and entered into this 22d day of April, 2008, by and between DAKTRONICS, INC. (hereinafter referred to as the "**Seller**"), and Mssrs. Frankie "Buddy" Winsett and Vince Vellardita (hereinafter jointly referred to as the "**Buyer**")

For and in consideration of Ten and No/100ths Dollars ($10.00), the purchase price and the mutual covenants and undertakings herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SALE AND PURCHASE

1.01 **Agreement to Sell and Convey**. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all of that certain parcel of land lying and being situated in Pinellas County, Florida, and being more particularly described in **Exhibit A** attached hereto, together with the following:

(a) all buildings and other improvements situated thereon (collectively, the "**Improvements**");

(b) all and singular the rights and appurtenances pertaining thereto including but not limited to any right, title and interest of Seller in and to adjacent streets, roads, alleys, easements and rights-of-way to the extent that such right, title and interest exist;

(c) all of Seller's rights in and to all easements, if any, benefiting the land and Improvements;

(d) all personal property including: (i) personal property owned by Seller and located outside the area known as the "Keyframe Area", (ii) all security system equipment and telephone system equipment and software, wherever located in the building or Improvements (including the Keyframe Area), and (iii) all other personal property used in the operation of the Improvements and located thereon to the extent that any exist including, but not limited to, all HVAC equipment, signage and lighting systems. During the Investigation Period, Seller shall provide Buyer a list of all personal property being sold for inclusion in the Bill of Sale to be provided at Closing. The software used to monitor the security system will not be sold to Buyer, however, Seller agrees to continue to monitor the security system for Buyer for a period of ninety (90) days after Closing to permit Buyer time to purchase and install new security system monitoring software. Buyer agrees to lease Seller the use of the telephone equipment

located within the Keyframe Area for the term of Seller's occupancy of the Improvement according to the terms of the separate Lease Agreement contemplated herein; and

(e) such other rights, interests and properties as may be owned by Seller and specified in this Agreement to be sold, transferred, assigned or conveyed by Seller to Buyer.

(f) Mssrs. Buddy Winsett and Vince Vellardita shall be jointly and severally liable for all obligations of the "Buyer" in this Agreement.

The parcel of land described in **Exhibit A**, together with the Improvements, rights, interests and other properties described above, are collectively called the "**Property**."

1.02 **Deposit Payment**. Concurrently with the execution of this Agreement and as consideration for this Agreement, Buyer shall deliver via electronic wire transfer Forty Thousand and No/100ths Dollars ($40,000.00) (said sum, together with all accrued interest, being hereinafter referred to as the "**Deposit**") to a bank account at Daktronics' sole instruction.

In the event that the Closing is not held on the Closing Date, Seller shall be entitled to retain any and all Deposits and Additional Deposits, as defined below.

In the event Buyer does not close this transaction upon the Closing Date for any reason (whether attributable to the Buyer or not), Buyer may elect to extend the Closing Date for an additional thirty calendar days. In the event Buyer extends the Closing Date, Buyer shall immediately transfer to Daktronics via electronic wire transfer the sum of Twenty Five Thousand Dollars ($25,000.00) to a bank account at Daktronics' sole instruction (the "Additional Deposit") for each thirty days extension beyond the original Closing Date. Buyer may extend the Closing Date three times for a total of a ninety day extension. For clarity, if the Buyer extends the Closing Date for at least one day and not more than thirty days, the Additional Deposit shall be $25,000. If the Buyer extends the Closing Date for at least thirty-one days and not more than sixty days, the Additional Deposit shall be $50,000. If the Buyer extends the Closing Date for at least sixty-one days and not more than ninety days, the Additional Deposit shall be $75,000. There shall be no pro rata apportionment of the Additional Deposit. If the Closing Date is extended by thirty-one days, for example, the Additional Deposit shall be $50,000. In absolutely no event will closing take place later than ninety days following the original Closing Date. In the event Buyer is unable to close for any reason whatsoever, Seller shall be entitled to retain the Deposit and any Additional Deposits. The Deposit and the Additional Deposit may be collectively referred to as the "Deposit."

1.03 **Purchase Price**. The purchase price (the "**Purchase Price**") to be paid by Buyer to Seller at Closing shall be the sum of Two Million Six Hundred Fifty Thousand and No/100ths Dollars ($2,650,000.00) which shall be payable in cash, in current funds, subject to Closing prorations and adjustments as hereinafter set forth. The Deposit shall be paid to Seller at Closing and shall apply as a part of the Purchase Price. The Purchase Price shall be increased by $15,000 in the event the Closing date is extended at least one day and not more than thirty days. The Purchase Price shall be increased by $30,000 in the event the Closing date is extended at least thirty-one days and not more than sixty days. The Purchase Price shall be increased by

$45,000 in the event the Closing Date is extended at least sixty-one days and not more than ninety days.

1.04 **Brokerage Fees**. In the event that Seller, is or becomes obligated to remit any brokerage fee to any sales representative as a result of the execution of this Agreement, the Purchase Price shall be increased by an additional Twenty-Five Thousand Dollars ($25,000).

1.05 **Notice of Potential Sale to Third Party**. In the event that Seller receives an offer from an unrelated third party to purchase the Property after execution of this agreement but prior to Closing which the Seller wishes to accept, Seller shall provide written notice to Buyer of the receipt of the offer via facsimile or vie electronic format which shall not be required to disclose the details of the offer. Buyer shall have twenty (20) calendar days from the date of transmission of the notice to close the transaction in accordance with the terms and conditions contained herein. In the event Buyer is unable to close the transaction within twenty (20) calendars and in accordance with the terms and conditions contained herein, Seller shall be entitled to enter into a separate purchase and sale agreement with the third party. In the event Seller actually sells the Property to a third party both parties shall thereafter be discharged from all obligations under this Agreement without further duty to the other party; provided, however, that Seller shall return the Deposit to Buyer.

II REPRESENTATIONS, WARRANTIES, AND COVENANTS

2.01 **Seller's Representations and Warranties**. Seller makes the following representations and warranties, which shall also be true and correct as of the Closing Date:

(a) Title to Property. On the Closing Date Seller shall be the sole fee owner of the Property and shall have good and marketable title thereto, free and clear of all liens, claims, mortgages, easements, agreements, and encumbrances, except for the Permitted Exceptions. Except for the title warranties described above, any assignable third party warranties, if any, or as otherwise provided herein, the Property is being sold "as is, where is."

(b) Authority of Seller. (i) Seller is a validly organized entity in good standing under the laws of the state of its organization; (ii) Seller is fully authorized to enter into this Agreement and to perform its obligations under this Agreement; (iii) the person(s) executing this Agreement on behalf of Seller are duly authorized by Seller to enter into, execute, deliver, perform, and consummate this Agreement on behalf of Seller; and (iv) this Agreement when executed shall constitute the valid and binding obligation of Seller, enforceable in accordance with its terms.

(c) No Default. Neither the execution of this Agreement, nor the performance or observance by Seller of any term or provision of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of, the terms, conditions, or provisions of, or constitute a default under, any Agreement or instrument to which Seller or its assets are bound.

(d) Outstanding Contracts. To the best of Seller's knowledge, neither the Property nor any portion thereof is subject to any outstanding contracts of sale, options to purchase, or rights of first refusal.

(e) Proceedings. No condemnation proceedings, attachments, execution proceedings, general assignment for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the best of Seller's knowledge, threatened against Seller or in connection with the Property or any part of thereof, nor are any of such proceedings anticipated or contemplated by Seller.

(f) Litigation. No litigation or proceeding is pending before any court, commission, arbitration, agency, or other administrative authority with regard to the Property or Seller's ownership or use of the Property, nor to the best of Seller's knowledge is any such litigation or proceeding threatened. To the best of Seller's knowledge, there is no outstanding decree, order, or award with respect to the Seller or the Property.

(g) Possession. There are no adverse or other parties in possession of the Land, or of any part thereof as lessees (other than tenants under the Leases), tenants at sufferance (except as disclosed in the information provided to Buyer), or trespassers.

(h) Leases. No Lease, rental or other sum payable under any Lease has been assigned or otherwise encumbered by Seller. To the best of Seller's knowledge, Seller has not issued a notice of default under any of the Leases, nor has Seller received a notice of default from any tenants. To the best of Seller's knowledge, there is no agreement effective between Seller and any of the tenants that affect the Property, other than the Leases. To the best of Seller's knowledge, there are no concessions, bonuses, free months' rental, or rebates, except as set out in the Leases.

(i) Any Contracts for Assumption. Seller has not defaulted under any contract that Buyer will/does assume at Closing, breached any such contract, or, to the best of Seller's knowledge, in any other way violated any law in connection with such contract.

(j) Licenses or Permits. To the best of Seller's knowledge, neither the Seller nor the Property is in violation or breach of any licenses, permits, or similar documents in connection with the Property.

(k) No Default on Mortgage. To best of Seller's knowledge, no default exists under any mortgage notes concerning the Property or any part thereof, or any instruments securing the payment of these instruments.

(l) Access. To the best of Seller's knowledge, there is no pending or threatened governmental proceeding that would impair, or result in the termination of, the current access to the Property.

Seller's Initials ____ Buyer's Initials ____ / ____ / ____

(m) Commission or Leasing Agreements. Seller is not aware of any commission agreements or leasing agreements (other than the Leases) due and owing in connection with the Property.

As used herein, the terms "to the best of Seller's knowledge," or "to Seller's knowledge" or similar terms shall mean to the current, actual knowledge of William Retterath in his capacity as Chief Financial Officer of Seller.

2.02 **Buyer's Representations and Warranties.** Buyer makes the following representations and warranties, which shall also be true and correct as of the Closing Date:

(a) Authority of Buyer. Buyer represents and warrants to Seller that (i) if Buyer is an entity, Buyer is a validly organized entity in good standing under the laws of the state of its formation; (ii) Buyer is fully authorized to enter into this Agreement and to perform its obligations under this Agreement; (iii) the persons executing this Agreement on behalf of Buyer are duly authorized by Buyer to enter into, execute, deliver, perform, and consummate this Agreement on behalf of Buyer; and (iv) this Agreement when executed shall constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms.

(b) No Default. Neither the execution of this Agreement, nor the performance or observance by Buyer of any term or provision of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of, the terms, conditions, or provisions of, or constitute a default under, any Agreement or instrument to which Buyer or its assets are bound.

2.03 **Limitation of Representations or Warranties.** Except as expressly represented or warranted elsewhere in this Agreement, Buyer acknowledges that neither Seller nor any real estate broker, agent, officer, employee, servant or representative of Seller has made any statement or representation (whether oral or in writing) regarding the subject matter of this transaction or any fact thereof, including without limiting the generality of the foregoing, any statement or representation as to the physical nature or condition of the Property, soil and subsoil conditions, surface water, underground water, the Property's feasibility as a parcel for any particular purpose, development, use, improvement or operation, or any other matter or thing affecting or related to the Property or any future use implementation, development, enjoyment or operation thereof. Buyer agrees that Buyer, in executing, delivering and/or performing this Agreement, has not and does not rely upon, and that Seller is not liable or bound in any manner by, any express or implied warranty (including any warranty as to the Property's fitness for a particular use or purpose) guaranty, promise, statement, representation, assurance, proposal or information pertaining to the Property and the Property's zoning, potential use or development, made or furnished by Seller or by any real estate broker, agent, officer, employee, servant or other person representing or purporting to represent Seller, except as expressly stated elsewhere in this Agreement, to whomsoever made or given directly or indirectly, verbally or in writing, except for any representation as may specifically be set forth herein. Buyer accepts the Property "AS IS". The acceptance of the deed by Buyer shall for all purposes be deemed to be a full and complete performance, satisfaction and discharge of every agreement, covenant and obligation

on the part of Seller hereunder and no representation, warranty, covenant or agreement, express or implied, of Seller shall survive the conveyance of title except those, if any, which are herein specifically stated to survive the Closing.

2.04 **Seller's Covenants**. Seller Covenants that from the Execution Date until the Closing:

(a) Operation of Property. Seller shall continue to operate the Property in the ordinary course of business in the manner and condition in which it has been maintained. Seller shall not modify or amend or agree to terminate any material service contracts or transfer or encumber any of the Property or grant or modify any easement, right-of-way, or deed restriction affecting the Property without the prior written consent of the Buyer, which approval will not be unreasonably withheld.

(b) Leases. Except as provided hereinafter, Seller shall not amend, terminate, extend, or enter into any new Leases without the prior written consent of the Buyer, which approval will not be unreasonably withheld.

(c) Contracts. Seller shall not enter into any contracts, non-tenant leases or commitments which will affect the maintenance, use, management, leasing or operation of the Property after the Closing Date without the prior written consent of Buyer, which approval will not be unreasonably withheld; provided, however, that Seller may enter into the foregoing so long as they are cancelable upon thirty (30) days written notice at anytime.

(d) Payment of Bills. Seller shall pay in full when due and payable all bills and invoices for labor, goods, materials and services contracted for by Seller relating to the Property and all utility charges owing by Seller relating to any period prior to the Closing Date. Seller shall fully discharge and perform (or contest and adequately provide for any obligation in dispute) all Seller obligations and liabilities relating to time periods prior to the Closing Date as and when the same shall be due and payable.

(e) Notices. Seller shall give Buyer prompt written notice of:

(i) Any notice received by Seller of a proposed public assessment or proposed taking of all or any part of the Property under eminent domain;

(ii) Any notice received by Seller of a proposed increase in real estate tax assessments of all or any part of the Property; and

(iii) Any notice pertaining to the Property received by Seller from any governmental agency, insurance company or underwriting agency pertaining to noncompliance with any law, ordinance, rule, regulation or insurance requirement.

III. TITLE REQUIREMENTS, SURVEY AND PERMITTED EXCEPTIONS

3.01 **Title Evidence**. Within twenty (20) days from the Execution Date hereof, Seller shall furnish to Buyer, at Seller's expense, an owner's commitment for title insurance (the "**Title Commitment**") covering the Property and issued by Lawyers Title Insurance Corporation, by and through its duly authorized agent, Hill, Ward & Henderson, P.A. (the "**Title Company**"), which Title Commitment shall agree to issue to Buyer, upon the Closing of this transaction, an ALTA owner's title insurance policy in the full amount of the Purchase Price, without exception for any matters other than the Permitted Exceptions, as hereinafter set forth in Section 2.04.

3.02 **Current Survey**. Within ten (10) days of Closing, Buyer may obtain either a current survey or an updated certification of the previous survey If there have been no changes to the Property, Seller agrees to deliver to Buyer and the Title Company a sworn affidavit in a customary form including, without limitation, a statement that there have been no improvements, encroachments, or grants of easements since the date of the last survey (the "**Survey**"). At Buyer's expense, the Survey may:

(a) set forth an accurate description of the Property;

(b) locate all existing easements and rights-of-way (setting forth the book and page number of the recorded instruments creating the same), alleys, streets and roads;

(c) show any encroachments upon or by the Property;

(d) show all dedicated public streets providing access to the Property;

(e) be prepared in conformity with minimum standard detail requirements for land title surveys of the American Land Title Association and the American Congress on Surveying and Mapping; and

(f) In the event the Survey shows any encroachments of any improvement upon, from or onto the Property, on or between any building setback line, a property line or any easement, said encroachment shall be deemed to be a title defect and shall be treated as an objection to title by Buyer under Section 3.03 hereof.

(g) be certified to the Buyer, the Title Company, and other parties reasonably requested by either Buyer or the Title Company

3.03 **Cure of Title and Survey Defects**. If the Title Commitment reveals any matters other than the Permitted Exceptions or standard exceptions which will be removed at Closing and/or if the Survey reveals any defects which affect the marketability of the Property, Buyer shall notify Seller of any such defects within seven (7) days of its receipt of the Title Commitment with respect to matters of title ("**Buyer's Title Notice**") and within seven (7) days of its receipt of the Survey with respect to survey matters ("**Buyer's Survey Notice**"), and a failure to so notify Seller within the aforesaid time periods shall be deemed as notice to Seller that Buyer has elected to waive such defects, if any, and to proceed with the transaction contemplated hereby. Upon such notice from Buyer to Seller, Seller may, within seven (7) days from the later of Seller's receipt of Buyer's Title Notice or Buyer's Survey Notice, to elect to undertake to eliminate all such unacceptable matters to the reasonable satisfaction of Buyer and the Title Company ("**Seller's Objection Response**"). In the event Seller (i) elects not to satisfy

said objections or (ii) is unable to satisfy said objections within thirty (30) days after Buyer's receipt of Seller's Objection Response, Buyer may, at its option, (a) accept title subject to the objections raised by Buyer in which event said objections shall be deemed to be waived for all purposes, or (b) cancel this Agreement, whereupon the Deposit shall thereupon be returned to Buyer and this Agreement shall be of no further force and effect.

3.04 __Conveyance of Property__. The Property shall be conveyed to Buyer by Special Warranty Deed, in statutory form, free of any liens, charges, encumbrances, easements, restrictions, exceptions or reservations of any kind or character other than the following exceptions (the "**Permitted Exceptions**"):

(a) Ad valorem taxes for the year of Closing and subsequent years;

(b) Zoning, environmental and all other building and other regulations, laws, ordinances, notices, orders, rules, permits, restrictions, codes and requirements of any governmental authorities, federal, state, county, local or otherwise;

(c) Easements as shown on Plat Book 88, Page 790 of the Public Records of Pinellas County, Florida;

(d) Declaration of Restrictions recorded in OR Book 5821, Page 2146 as amended and assigned in O.R. Book 5831, Page 1697, and O.R. Book 8863, Page 304, of the Public Records of Pinellas County, Florida (the "Declaration");

(e) Florida Power Corporation easement recorded in O.R. Book 5838, Page 1170, of the Public Records of Pinellas County, Florida;

(f) Deed of Conveyance of Pipelines and Appurtenances recorded in O.R. Book 6189, Page 1868 and O.R. Book 6737, Page 1350 of the Public Records of Pinellas County, Florida; and

(g) Any easements and restrictions which may be waived by Buyer pursuant to Section 2.03 hereof.

IV. PROVISIONS WITH RESPECT TO CLOSING

4.01 **__Closing Date__**. The consummation of the transaction contemplated by this Agreement (the "**Closing**") shall take place in Tampa, Florida, at the offices of Hill, Ward & Henderson, P.A. at 10:00 a.m. on or before April 25, 2008, (the "**Closing Date**"), or at such other place and time as Buyer and Seller agree to in writing. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date.

Notwithstanding anything contained in this Section 4.01 to the contrary, Buyer and Seller may agree to schedule an earlier Closing Date.

4.02 **Conditions to Buyer's Obligation to Close.** The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the satisfaction on the Closing Date of the following conditions precedent:

(a) Representations and Warranties True at Closing The representations and warranties of Seller contained in this Agreement shall be true on the Closing Date in all material respects as though such representations and warranties were made on, and as of, such date.

(b) Compliance with this Agreement Seller shall have performed and complied with all material terms, provisions, covenants, obligations, conditions, and agreements required by this Agreement.

(c) Closing Documents Seller shall have delivered to Buyer the items set forth in Paragraph 4.03 of this Agreement.

(d) Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain estoppel certificates from all tenants at the Property before the Closing. If any tenant shall not deliver an estoppel certificate to Seller before the Closing, then Seller shall execute and deliver to Buyer at Closing a certificate (the "Seller's Certificate") setting forth the Seller's understanding of the matters that would have been addressed by the applicable estoppel certificate.

If any of the above Buyer's conditions have not been satisfied in full at the Closing, or have not been waived in writing by it, Buyer may elect to cancel and terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer and this Agreement shall be null and void and the parties shall not have any further obligation or liability to each other hereunder.

4.03 **Seller's Obligations at Closing.** At the Closing, Seller shall do the following:

(a) Execute, acknowledge and deliver to Buyer a special warranty deed conveying the Property to Buyer subject only to the Permitted Exceptions (and any other exceptions which may be contained in the Title Commitment and which have been accepted by Buyer pursuant to Section 2 03), which deed shall be in statutory form for recording;

(b) Furnish and deliver to Buyer an owner's title insurance policy or "marked up" Title Commitment insuring fee simple title to the Property to Buyer in a face amount equal to the Purchase Price and containing no exceptions other than the Permitted Exceptions and other exceptions, if any, to which Buyer may consent;

(c) Execute and deliver to Buyer a mechanic's lien and possession affidavit in sufficient form and substance so as to allow the Title Company to remove the mechanical lien exception and parties-in-possession exception from the Title Commitment;

(d) Execute and deliver to the Title Company an affidavit that there has been no changes to the conditions of title from that shown in the Title Commitment in order for the Title Company to delete the "gap" exception;

(e) Execute and deliver instruments satisfactory to Buyer and the Title Company reflecting the proper power, good standing and authorization for the sale of the Property from Seller to Buyer hereunder;

(f) Execute and deliver to Buyer and the Title Company a FIRPTA affidavit in form and substance acceptable to Buyer and the Title Company;

(g) Execute and Deliver to Buyer a closing statement setting forth the Purchase Price, Deposit, adjustments, prorations and closing costs as set forth herein;

(h) Execute and deliver a Quitclaim Bill of Sale as to Personal Property;

(i) Deliver the original of the Leases, the deposits under the Leases and execute an Assignment of Leases and Assumption Agreement assigning to Buyer all of Seller's right, title and interest in and to the Leases;

(j) Deliver the originals of all other contracts related to the Property and execute an Assignment and Assumption of Contracts assigning to Buyer all of Seller's right, title and interest in and to the Contracts;

(k) Deliver all permits issued by appropriate governmental authorities relating to the construction or operation of the Improvements to the extent such permits are in Seller's possession, and an Assignment of Permits and Rights assigning to Buyer all of Seller's right, title and interest in and to the Permits and Rights;

(l) Deliver all plans, specifications, mechanical, electrical and plumbing plans, operating manuals, leasing information and the like utilized in connection with the operation of the Property to the extent they are in Seller's possession;

(m) Deliver payment to Buyer of any security deposits or prorated or prepaid rents; and

(n) Execute and deliver such other documents as may be reasonably requested and are necessary to effectuate the purchase and sale transaction contemplated herein.

4.04 **<u>Buyer's Obligations at Closing</u>**. Contemporaneously with the performance by Seller of its obligations set forth in Section 4.03 above, at Closing, Buyer shall deliver to Seller a cashier's check drawn on a bank approved by Seller, or by wire transfer received no later than 2:00 P.M. on the Closing Date, the cash due at Closing as set forth in Section 1.03.

In addition, Buyer shall do the following:

(a) Execute and deliver instruments satisfactory to Seller and the Title Company reflecting the proper power, good standing and authorization for the purchase of the Property from Seller by Buyer hereunder;

(b) Execute and deliver to Seller a closing statement setting forth the Purchase Price, Deposit, adjustments, prorations and closing costs as set forth herein; and

(c) Execute and deliver such other documents as may be required by this Agreement, including an Assignment and Assumption of Leases and Assignment and Assumption of Contracts.

4 05 **Closing Costs**.

(a) Seller shall pay the following costs and expenses in connection with the Closing:

(i) All documentary stamps in connection with the conveyance of the Property;

(ii) The premium payable for the owner's policy of title insurance;

(iii) Its costs of document preparation and its attorneys' fees; and

(iv) Any costs of operating the Property which have been accrued prior to the Closing Date

(b) Buyer shall pay all other costs arising in connection with the Closing and this Agreement, including without limitation, the following costs and expenses:

(i) Recording fees in connection with the special warranty deed;

(ii) Survey costs, if any; and

(iii) Its cost of document preparation and its attorneys' fees.

4.06 **Prorations**. The following items shall be prorated between Seller and Buyer as of midnight of the day immediately preceding the date of Closing:

(a) Rents. All rent (including but not limited to prepaid rent) and other income ("Income") and all operating expenses ("Expenses") with respect to the Property for the month in which the Closing occurs (the "Proration Period") shall be prorated between Seller and Buyer on and as of the Closing Date, and Seller will be entitled to receive only that portion of the income and will be obligated to bear only that portion of the expenses which the number of days in the Proration Period up to and including the Closing Date bears to the total number of days in the Proration Period. To the extent that the income and expenses to be prorated are not reasonably ascertainable on the Closing Date, such items shall be prorated by the Buyer and Seller based on their good faith commercially reasonable efforts. Thereafter, such proration items shall be adjusted

promptly after the Closing, but in no event later than thirty (30) days following the Closing Date, as the amounts thereof are ascertained, and any errors or omissions in computing the prorations at the Closing shall be promptly corrected.

(b) Property Taxes. City, state and county ad valorem taxes for the calendar year of Closing based on the ad valorem tax bill for the Property, for such year. The proration for taxes and assessment, if not known for the year of Closing at the time of Closing, shall be based upon the previous year's ad valorem taxes but shall be adjusted between the parties when the tax statements for the year of Closing are available

(c) Utility Charges. Sanitary sewer taxes, utility charges and any other operating expenses associated with the operation of the Property, if any.

(d) Declaration. Assessments or costs due under the Declaration encumbering the Property.

V. RISK OF LOSS

5.01 **Seller to Bear Risk**. The risk of loss to the Property by fire, casualty, or otherwise (except condemnation, which is provided for in Section 5.02 hereof), prior to the Closing, which materially and adversely affects the Property, in Buyer's reasonable discretion (a "**Casualty**"), is assumed by Seller. In the event of a Casualty, Buyer may, at its option and within ten (10) days following written notice by Seller to Buyer of the occurrence of the Casualty, elect to terminate this Agreement and shall notify the Escrow Agent to return the Deposit to Buyer and this Agreement shall thereafter be null and void, or Buyer may elect to close the transaction (which Buyer shall be deemed to have elected to do if no such termination notice is given by Buyer to Seller within the aforesaid ten (10) day period) in which case at Closing Seller shall assign all of its interest to all insurance proceeds in an amount not to exceed the Purchase Price.

The risk of any Casualty, the cost of repair or replacement of which does not materially and adversely affect the Property, in Buyer's reasonable discretion, is assumed by Buyer. In the event of any such Casualty, Buyer shall close and take the Property as diminished by such Casualty, and at Closing Seller shall assign all of its interest to all insurance proceeds in an amount not to exceed the Purchase Price.

5.02 **Risk of Loss by Condemnation**. All risk of condemnation that materially and adversely affects the Property, in Buyer's reasonable discretion, and the loss therefrom, prior to the Closing is assumed by Seller. In the event of such a condemnation of all or a material portion of the Property, Buyer may, at its option and within ten (10) days following written notice by Seller to Buyer of the condemnation, elect to terminate this Agreement and shall notify the Escrow Agent to return the Deposit to Buyer and this Agreement shall thereafter be null and void, or Buyer may elect to close the transaction (which Buyer shall be deemed to have elected to do if no such termination notice is given by Buyer to Seller within the aforesaid ten (10) day period) in which case at Closing Seller shall assign all of its interest to all condemnation proceeds in an amount not to exceed the Purchase Price.

The risk of any condemnation which does not materially and adversely affect the Property, in Buyer's reasonable discretion, is assumed by Buyer. In the event of any such condemnation, Buyer shall close and take the Property as diminished by such condemnation, and at Closing Seller shall assign all of its interest to all condemnation proceeds in an amount not to exceed the Purchase Price.

VI. PROVISION WITH RESPECT TO FAILURE OF TITLE AND DEFAULT

6.01 **Default by Seller**. If Seller fails to perform any of the covenants of this Agreement, or if any warranty or representation of Seller contained in this Agreement shall prove to be untrue in any material respect, or if Seller fails to satisfy, comply with, or perform any of the conditions, covenants, agreements, or obligations to be satisfied, complied with or performed by Seller under this Agreement, or if Seller fails or refuses to consummate the sale of the Property contemplated by this Agreement, Buyer, at Buyer's option may either (i) declare this Agreement terminated and the Deposit shall be returned, and neither Seller nor Buyer shall have any further obligation or liability to the other hereunder, or (ii) Buyer may seek the remedy of specific performance, or (iii) Buyer may seek damages equal to all of its "out of pocket" expenses incurred in connection with this Agreement, not to exceed $40,000.00, if the remedy of specific performance is unavailable due to the intentional acts of Seller or there is a material breach of Seller's representations, warranties and covenants or other obligations of Seller hereunder. Buyer hereby acknowledges and agrees with Seller that the terms of the preceding sentence shall constitute Buyer's sole and exclusive rights and remedies in the event of a breach or default hereunder by Seller prior to Closing, and Buyer hereby irrevocably waives and relinquishes any and all other rights, in equity or at law, which it might otherwise have against Seller in connection with any such or at law, (including without limitation the right to claim or receive any damages whatsoever) except solely with respect to any post-closing breach by Seller of any covenants expressly surviving the Closing.

6.02 **Default by Buyer**. In the event Buyer should fail to consummate the transaction contemplated herein for any reason except for (i) any permissible reasons set forth herein or (ii) Seller's default, Seller may, in addition to any other remedy the Seller may have at law or equity, demand Escrow Agent to deliver the Deposit to Seller. The parties agree and acknowledge that the receipt by Seller of such Deposit shall not constitute an election of remedies by the Seller. Seller expressly reserves all rights under this agreement. Buyer shall be liable for any Deposit(s) agreed to be made and not actually made.

6.03 **Attorneys' Fees and Costs**. In the event of any litigation between the parties arising out of this Agreement or the collection of any funds due Buyer or Seller pursuant to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs incurred, including without limitation reasonable attorneys' and paralegals' fees and costs, whether such fees and costs are incurred at trial, on appeal or in any bankruptcy proceedings.

VII. BROKERAGE COMMISSIONS

7 01 **Broker**. Except as otherwise disclosed herein, Seller and Buyer warrant each to the other that they have not dealt with any real estate broker or sales-person with regards to this transaction. Buyer agrees to indemnify and hold Seller harmless from any and all commissions claimed by any broker or third party arising by virtue of this transaction whose commissions might legally arise from acts of Buyer. Seller agrees to indemnify and hold Buyer harmless from any and all commissions claimed by any broker or third party arising by virtue of this transaction whose commissions might legally arise from acts of Seller

VIII. ESCROW

8.01 **Escrow Agent and Escrow Procedure**. Escrow Agent, by acceptance of the funds deposited by Buyer hereunder, agrees to hold such funds and to disburse the same only in accordance with the terms and conditions of this Agreement. In the event of a termination of this Agreement or a default under this Agreement, the Deposit (inclusive of the interest accrued thereon) shall be delivered or disbursed by Escrow Agent as provided in this Agreement. If either party shall declare the other party in default under this Agreement and such party makes demand (the "**Demand**") upon Escrow Agent for possession of the Deposit, said party must provide the other party with a copy of such Demand made upon Escrow Agent. Except with respect to Demands for the Deposit made by Buyer prior to or on the expiration of the Investigation Period (in which event Escrow Agent shall promptly deliver the Deposit to Buyer upon demand), Escrow Agent shall not disburse the Deposit in accordance with the Demand until the demanding party delivers to Escrow Agent evidence (e.g., returned receipt from U.S. Postal Service) of the other party's receipt of the Demand and Escrow Agent has not received written objection to such demand within the five (5) business days following said party's receipt of the copy of such Demand. If any dispute or difference arises between Buyer and Seller or if any conflicting demands shall be timely made upon Escrow Agent or if the Escrow Agent is in doubt as to its duties or liabilities under the provisions of this Agreement, it may, in its sole discretion, continue to hold such funds until the parties mutually agree to disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties hereto, or Escrow Agent may deposit such funds with the Clerk of the Circuit Court of Pinellas County, Florida, pursuant to interpleader procedure, whereupon after notifying all parties concerned with such action and paying all costs imposed by the Clerk as a result of such deposit, all liability on the part of Escrow Agent shall terminate except to the extent of accounting for any monies theretofore delivered out of escrow.

Buyer and Seller hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including without limitation, costs of investigation and legal counsel fees which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder and including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof, except for matters arising out of the gross negligence or malfeasance of Escrow Agent.

8.02 **Waiver of Conflict of Interest**. It is expressly understood that Hill, Ward & Henderson, P.A. represents Seller in connection with this transaction. In the event of any disputes as to which party is entitled to the Deposit or in the event any disagreement shall arise as a result of this Agreement or the transaction contemplated hereby, the Escrow Agent shall not be excluded from representing Seller by virtue of its serving as Escrow Agent pursuant to this Agreement. Buyer shall not object to, or request the disqualification of, Hill, Ward & Henderson, P.A., as counsel for Seller because it is also acting as Escrow Agent hereunder

IX. OTHER CONTRACTUAL PROVISIONS

9.01 **Assignment**. Buyer may not assign its interests in this Agreement either in whole or in part without the prior written consent of Seller, which consent shall be in Seller's sole and absolute discretion.

9.02 **Notices**. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be, (notwithstanding lack of actual receipt by the addressee) (i) when delivered by personal delivery or (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) business day after having (a) been deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Purolator), or (b) notice is provided via email and receipt acknowledged by the other party, addressed to the party to whom notice is intended to be given at the address set forth below:

Buyer:	Planet Entertainment Group, Inc. c/o Frankie S. ("Buddy") Winsett 14375 Meyerlake Circle Clearwater, FL 33760 Telephone No. (727) 463-7285 Telecopy No. ____________ E-mail: buddy@chameleoncom.com
With a copy to:	Rick W. Sadorf, Esq. Wilkinson & Sadorf, P.A. 1744 N. Belcher Rd., Suite 150 Clearwater, FL 33765 Telephone No. (727) 726-1514 Telecopy No. (727) 726-9044 E-mail: rsadorf@wspalaw.com
Seller:	Daktronics, Inc. Attn: William R. Retterath 331 32nd Ave. P.O. Box 5128 Brookings, SD 57006-5128 Telephone No. 605-697-4000

Telecopy No 605-697-4700
E-mail: bretter@daktronics.com

With a copy to:

W. Lawrence Smith, Esq.
Hill, Ward & Henderson, P.A.
Suite 3700 – Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone No 813-221-3900
Telecopy No. 813-221-2900
E-mail: wlsmith@hwhlaw.com

Escrow Agent:

W. Lawrence Smith, Esq.
Hill, Ward & Henderson, P.A.
Suite 3700 – Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone No. 813-221-3900
Telecopy No. 813-221-2900
E-mail: wlsmith@hwhlaw.com

Any party may change the address to which its notices are sent by giving the other party written notice of any such change in the manner provided in this Section, but notice of change of address is effective only upon receipt.

9.03 **Entire Agreement**. This Agreement embodies and constitutes the entire understanding among the parties with respect to the transaction contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

9.04 **Applicable Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereby consent to jurisdiction and venue in Pinellas County, Florida, and agree that such jurisdiction and venue shall be sole and exclusive for any and all actions or disputes related to this Agreement or any related instruments.

9.05 **Headings**. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

9.06 **Binding Effect**. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns (subject, however, to the restrictions of Section 9.01).

9.07 **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

9.08 **Interpretation**. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter and vice versa. This Agreement and any related instruments shall not be construed more strictly against one party than against the other by virtue of the fact that initial drafts were made and prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of extensive negotiations between the parties hereto and that both parties hereto have contributed substantially and materially to the final preparation of this Agreement and all related instruments.

9.09 **Severability**. In case any one or more of the provisions contained in the Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.10 **Time of Essence**. Time is of the essence of each and every term, provision and covenant of this Agreement. The expiration of any period of time prescribed in this Agreement shall occur at 5:00 p.m. of the last day of the period. Should any period of time specified herein end on a Saturday, Sunday or legal holiday (recognized in Tampa, Florida), the period of time shall automatically be extended to 5:00 P.M. of the next full business day.

9.11 **Radon Gas and Energy Disclosures**.

(a) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(b) Buyer may have the energy efficiency rating of the buildings located on the Property being purchased determined. A copy of the brochure relating to this matter prepared by the State of Florida has been furnished by Seller to Buyer.

This Agreement is not contingent upon Buyer's approval of any testing it may elect to perform with respect to either radon or energy efficiency.

9.12 **Final Date for Execution**. This Agreement shall be null and void if not executed by all parties and a counterpart executed original delivered to each party on or before April 23, 2008.

9.13 **Authority of Parties**. Seller and Buyer represent to each other that each has full power and authority to enter into and perform this Agreement, all related instruments and the documentation contemplated hereby and thereby in accordance with their respective terms and that the delivery and performance of this Agreements, all related instruments and the

documentation contemplated hereby and thereby has been duly authorized by all necessary action.

9.14 **No Waiver**. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

9.15 **IRS Reporting Requirements**. Seller and Buyer acknowledge and agree that Section 6045(e) of the Internal Revenue Code of 1986 requires that notice of the sale and purchase of the Property described in said Contract, be provided to the Internal Revenue Service (herein "**IRS**") by preparation of and filing with the IRS of IRS Form 1099-B; and further, Seller and Buyer agree to furnish and provide to the Title Company any and all information that the Title Company may require in order for the Title Company to (a) comply with all instructions to the IRS Form 1099-B in the preparation thereof, and (b) prepare and timely file with the IRS said IRS Form 1099-B with respect to this transaction

9.16 **Execution Date**. The Execution Date of this Agreement shall be the date on which the last of Seller and Buyer shall sign the same and shall be so stated on the initial page of this Agreement.

9.17 **Agreement Not Recordable**. Neither this Agreement nor any notice thereof shall be recorded by any party hereto, or any agent of same, in any public records. Buyer agrees that it will not attempt to record this Agreement or any notice thereof and that any attempt to record this Agreement or any notice thereof shall constitute a default on the part of Buyer hereunder.

9.18 **Computation of Time**. Whenever this Agreement makes reference to a time period which begins on or lasts for a time "**from**", "**following**" or "**after**" a certain date, it is expressly understood and agreed that the words "**from**", "**following**" and "**after**" do not imply or impute the word "**including**" so that no such time frames shall include such date.

9.19 **Independent Consideration**. Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of a check in the amount of One Hundred and No/100 Dollars ($100.00) ("Option Consideration"), which amount the parties bargained for and agreed to as consideration for Buyer's exclusive right to inspect and purchase the Property pursuant to this Agreement and for Seller's execution, delivery and performance of this Agreement. The Option Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is nonrefundable, and it is fully earned and shall be retained by Seller notwithstanding any other provisions of this Agreement.

9.20 **Lease**. Simultaneously with the Closing and immediately upon Buyer becoming the owner of the Property, Buyer agrees to enter into a Lease with Seller on a Lease form substantially similar to the prior Lease between Seller as Landlord and Buyer as Tenant. The terms of the Lease shall be finalized within thirty (30) days of the Execution Date, and such Lease shall include, without limitation, the following material terms:

(a) **Base Rental Rate:** $10.00 per square foot.

(b) **Operating Costs:** Seller to pay its pro rata share of operating costs, including common area maintenance, property taxes and insurance.

(c) **Term of Lease:** Five (5) years from the date of Closing, as to the "Daktronics Keyframe space," and one (1) year from the date of Closing, as to the "Daktronics space."

(d) **Renewal Option:** Renewable by Seller for two (2) additional five (5) year terms at market rate Base Rent, as determined in Buyer's reasonable discretion for a term to be agreed upon, plus Seller's pro rata share of operating costs (including common area expenses, taxes, and insurance), provided Seller is not in default of the Lease or any other agreement by and between Seller and Buyer.

(e) **Assignment or Sublease:** Seller may not assign or sublease this Lease to any party, without the consent of Buyer. Seller agrees to assign its leases, with Illusion Films and Tropic Sounds to Buyer.

(f) **Leased Area:** Approximately 13,000 square feet (subject to verification), including access to the overhead door in the rear, subject to a "walkthrough" by Seller.

(g) **Buildout:** The leased area shall be secured by Buyer in a manner reasonably satisfactory to Seller such that leased area is not accessible to the public or tenants or visitors to the buildings.

(h) **First Right to Lease Additional Space:** Seller retains the first right to lease additional space in the building during the Term at market rates, as determined in Buyer's reasonable discretion.

(i) **Studio Space:** Seller shall have the right, for a period of five (5) years following the Closing, to rent studio space on the most favorable terms given other users or tenants by Buyer or Seller (prior to the Sale) during the year preceding Seller's rental of the studio, Seller estimates that it will need studio space approximately twelve (12) times per annum and agrees to use commercially reasonable efforts to work with the studio to schedule access.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth below their respective signatures.

WITNESSES:

____
Name:__________________
(Print or Type Name)

____
Name:__________________
(Print or Type Name)

DAKTRONICS, INC.

By: [signature]
Name: William R. Retterath
Title: CFO

(Corporate Seal)

Dated: 24 April, 2008

"SELLER"

ESCROW AGENT'S ACCEPTANCE

The undersigned, Hill, Ward & Henderson, P.A., agrees to act as Escrow Agent in accordance with the foregoing Agreement and acknowledges receipt of the Deposit or the Guaranty of the deposit amount from Mr. Buddy Winsett.

HILL, WARD & HENDERSON, P.A.

By:____________________________
Name: W. Lawrence Smith
Title: Vice President

Dated: __________________, 2007

"ESCROW AGENT"

EXHIBIT A

Legal Description

A portion of Lot 10, of RUBIN ICOT CENTER, as recorded in Plat Book 88, pages 79 through 85, inclusive, of the public records of Pinellas County, Florida, lying in Section 4, Township 30 South, Range 16 East, Pinellas County, Florida, said being more fully described as follows:

Commence at the Southwest corner of Lot 10 for a point of reference; thence North 00° 22'18" West, and along the East right-of-way line of Myerlake Circle 137 00 feet to the Point of Beginning; thence continue North 00° 22'18" West, 13 77 feet to a point of curvature; thence 129.82 feet along the arc of a curve to the left, said curve having a radius of 260.00 feet, a central angle of 28° 30'27", a chord distance of 128.47 feet, and a chord bearing of North 14° 40'31" West, said curve also being on the Easterly right-of-way line for Myerlake Circle; thence leaving said right-of-way, North 52° 37'11" East, 282.00 feet; thence North 89° 37'42" East, 680 92 feet to a point on the centerline of Cross Bayou Canal; thence South 21° 30'22" West, and along said centerline of Cross Bayou Canal, 331 91 feet; thence leaving said centerline South 89° 37'42" West 750 69 feet to the Point of Beginning

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

WITNESSES:

Name: Gary E Euler
(Print or Type Name)

Name: Timothy W. Kirk
(Print or Type Name)

Mr. BUDDY WINSETT

By:
Name: F. S. (Buddy) Winsett
Title:

(Corporate Seal)

Dated: Apr 22, 2008

"BUYER"

WITNESSES:

Name: Trevor Winsett
(Print or Type Name)

Name: Anthony Vellardita
(Print or Type Name)

Mr. VINCE VELLARDITA

By:
Name: Vince Vellardita
Title:

(Corporate Seal)

Dated: Apr 22, 2008

"BUYER"